Exhibit 99.1

Filed by TriCo Bancshares pursuant to Rule 425

under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: North Valley Bancorp.

Commission File No.: 000-10652

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (July 28, 2014) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced earnings of $4,859,000, or $0.30 per diluted share, for the three months ended June 30, 2014. These results compare to earnings of $6,325,000, or $0.39 per diluted share reported by the Company for the three months ended June 30, 2013.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2014	2013	$ Change	% Change
Net Interest Income	$27,343	$24,589	$2,754	11.2%
Provision for loan losses	(1,708)	(614)	(1,094)	178.2%
Noninterest income	7,877	10,131	(2,254)	(22.2%)
Noninterest expense	(25,116)	(23,509)	(1,607)	6.8%
Provision for income taxes	(3,537)	(4,272)	735	(17.2%)

Net income	$4,859	$6,325	($1,466)	(23.2%)

The following is a summary of certain of the Company’s consolidated assets and deposits as of the periods indicated:

	As of June 30,
(dollars in thousands)	2014	2013	$ Change	% Change
Total assets	$2,724,481	$2,587,931	$136,550	5.3%
Total loans	$1,738,586	$1,652,040	$86,546	5.2%
Total investments	$525,598	$222,325	$303,273	136.4%
Total deposits	$2,385,196	$2,266,702	$118,494	5.2%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,714,061	$24,433	5.70%	$1,671,231	$23,738	5.68%	$1,608,511	$23,883	5.94%
Investments - taxable	478,904	3,594	3.00%	390,230	2,976	3.05%	164,907	1,229	2.98%
Investments - nontaxable	16,102	187	4.65%	17,618	218	4.95%	17,108	240	5.61%
Cash at Federal Reserve and other banks	350,229	274	0.31%	473,833	309	0.26%	632,292	494	0.31%

Total earning assets	2,559,296	28,488	4.45%	2,552,912	27,241	4.27%	2,422,818	25,846	4.27%

Other assets, net	178,338			184,852			161,916

Total assets	$2,737,634			$2,737,764			$2,584,734

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$550,372	115	0.08%	$546,998	121	0.09%	$518,961	125	0.10%
Savings deposits	853,643	263	0.12%	840,221	257	0.12%	782,339	246	0.13%
Time deposits	268,352	390	0.58%	280,968	404	0.58%	322,668	484	0.60%
Other borrowings	6,217	1	0.06%	6,461	1	0.06%	7,596	1	0.05%
Trust preferred securities	41,238	306	2.97%	41,238	304	2.95%	41,238	311	3.02%

Total interest-bearing liabilities	1,719,822	1,075	0.25%	1,715,886	1,087	0.25%	1,672,802	1,167	0.28%

Noninterest-bearing deposits	722,779			731,731			635,503
Other liabilities	34,216			35,262			36,444
Shareholders’ equity	260,817			254,885			239,985

Total liabilities and shareholders’ equity	$2,737,634			$2,737,764			$2,584,734

Net interest rate spread			4.20%			4.02%			3.99%
Net interest income/net interest margin (FTE)		27,413	4.28%		26,154	4.10%		24,679	4.07%

FTE adjustment		(70)			(82)			(90)

Net interest income (not FTE)		$27,343			$26,072			$24,589

Net interest income (FTE) during the second quarter of 2014 increased $2,734,000 (11.1%) from the same period in 2013 to $27,413,000. The increase in net interest income (FTE) was due primarily to a $312,991,000 (172%) increase in the average balance of investments to $495,006,000, and a $105,550,000 (6.6%) increase in the average balance of loans to $1,714,061,000 that were partially offset by a 24 basis point decrease in the average yield on loans from 5.94% during the three months ended June 30, 2013 to 5.70% during the three months ended June 30, 2014. During much of 2013 and the six months ended June 30, 2014, the Company deployed some of its excess cash previously held as Federal funds sold into higher yielding investments while maintaining an appropriate level of interest rate risk. The increase in average loan balances was due to organic loan growth and the purchase of $19,690,000 and $62,698,000 of single family residential real estate loans during the second quarters of 2014 and 2013, respectively. The decrease in average loan yields was due primarily to declines in market yields on new and renewed loans compared to yields on repricing, maturing, and paid off loans. The increases in average investment and loan balances added $2,325,000 and $1,567,000 to net interest income (FTE) while the decrease in average loan yields reduced net interest income (FTE) by $1,017,000 compared to the year-ago quarter.

Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion decreases as these purchased loans mature or pay off early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this press release.

The Company provided $1,708,000 for loan losses during the three months ended June 30, 2014 versus a provision of $614,000 during the three months ended June 30, 2013. During the three months ended June 30, 2014, the Company refined the method it uses to evaluate historical losses for the purpose of estimating the allowance for unimpaired loans. In the third quarter of 2010, the Company moved from a six point grading system (Grades A-F) to a nine point risk rating system (Risk Ratings 1-9), primarily to allow for more distinction within the “Pass” risk rating (risk ratings 2-5). As there was not initially sufficient loss experience within the nine point scale to complete a migration analysis for all nine risk ratings, all loans risk rated Pass or 2-5 were grouped together, a loss rate was calculated for that group, and that loss rate was established as the loss rate for risk rating 4. The reserve ratios for risk ratings 2, 3 and 5 were then interpolated from that figure. As of June 30, 2014, the Company was able to compile twelve quarters of historical loss information for all risk ratings, and use that information to calculate the loss rates for each of the nine risk ratings without interpolation. This refinement led to an increase of $1,438,000 in the allowance for unimpaired loans and provision for loan losses for unimpaired loans as of June 30, 2014. This increase in the allowance for unimpaired loans was driven primarily by consumer loans with a risk rating of 5 or “Pass-Watch”. Excluding this refinement in methodology, the provision for loan losses would have been $270,000 for the three months ended June 30, 2014. In general, the credit quality of the Company’s loans continued to improve during the quarter ended June 30, 2014 due to improvements in collateral values and estimated cash flows related to nonperforming originated loans and purchased credit impaired loans, reductions in nonperforming originated loans and purchased credit impaired loans, and decreases in loss histories for performing originated loans compared to year-ago levels.

Subsequent to June 30, 2014, the following events occurred: on July 9, 2014 the Company recovered $769,000 of an originated residential construction loan that was previously charged off. This recovery will be recorded during the quarter ended September 30, 2014; on July 21, 2014 the Company received $2,500,000 representing the complete payoff of all principal and interest due on a purchased credit impaired commercial real estate loan that was accounted for as part of a pool of loans. If there is no deterioration in estimated future cash flows for the other loans in this pool from June 30, 2014 to September 30, 2014, the existing allowance for loan losses for this pool will be completely eliminated via a reversal of provision for loan losses of $698,000 during the quarter ended September 30, 2014.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2014	2013	$ Change	% Change
Service charges on deposit accounts	2,724	3,277	($553)	(16.9%)
ATM fees and interchange	2,192	2,233	(41)	(1.8%)
Other service fees	533	562	(29)	(5.2%)
Mortgage banking service fees	421	430	(9)	(2.1%)
Change in value of mortgage servicing rights	(351)	191	(542)	(283.8%)

Total service charges and fees	5,519	6,693	(1,174)	(17.5%)

Gain on sale of loans	514	1,590	(1,076)	(67.7%)
Commission on NDIP	843	841	2	0.2%
Increase in cash value of life insurance	400	380	20	5.3%
Change in indemnification asset	(93)	(314)	221	(70.4%)
Gain on sale of foreclosed assets	241	615	(374)	(60.8%)
Other noninterest income	453	326	127	39.0%

Total other noninterest income	2,358	3,438	(1,080)	(31.4%)

Total noninterest income	$7,877	$10,131	($2,254)	(22.2%)

Noninterest income decreased $2,254,000 (22.2%) to $7,877,000 during the three months ended June 30, 2014 compared to the three months ended June 30, 2013. The decrease in noninterest income was due primarily to a $1,076,000 (67.7%) decrease in gain on sale of loans to $514,000, a $553,000 (16.9%) decrease in service charges on deposit accounts, a $542,000 (284%) decrease in change in value of mortgage servicing rights, and a $374,000 (60.8%) decrease in gain on sale of foreclosed assets. The decrease in gain on sale of loans was primarily due to the increase in residential real estate mortgage rates that occurred in May 2013 and resulted in a significant decrease in mortgage refinance activity. This decrease in mortgage refinance activity resulted in a significant decrease in newly originated mortgages for the Company to sell. The decrease in service charges on deposit accounts was primarily due to reduced customer overdrafts and a resulting decrease in non-sufficient funds fees. The decrease in the change in value of mortgage servicing rights was due primarily to a decrease in the balance of mortgages serviced during the quarter ended June 30, 2014 compared to an increase in such balances during the quarter ended June 30, 2013, and a large decrease in the estimated prepayment speed of such mortgages during the three months ended June 30, 2013 versus a slight increase in estimated mortgage prepayment speeds during the three months ended June 30, 2014. An increase in prepayment speed decreases the value of mortgage servicing rights and a decrease in mortgage prepayment speed increases the value of mortgage servicing rights. Mortgage prepayment speed generally increases when market rates for mortgages decrease, and vice versa. The decrease in gain on sale of foreclosed assets was due to a reduced balance of foreclosed assets compared to the year-ago period.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2014	2013	$ Change	% Change
Salaries	9,008	8,508	$500	5.9%
Commissions and incentives	1,205	1,299	(94)	(7.2%)
Employee benefits	3,104	3,083	21	0.7%

Total salaries and benefits expense	13,317	12,890	427	3.3%

Occupancy	1,802	1,753	49	2.8%
Equipment	1,060	913	147	16.1%
Change in reserve for unfunded commitments	(185)	35	(220)	(628.6%)
Data processing and software	1,350	1,280	70	5.5%
Telecommunications	713	587	126	21.5%
ATM network charges	710	679	31	4.6%
Professional fees	1,518	695	823	118.4%
Advertising and marketing	341	415	(74)	(17.8%)
Postage	221	133	88	66.2%
Courier service	224	255	(31)	(12.2%)
Intangible amortization	52	52	0	0.0%
Operational losses	150	122	28	23.0%
Provision for foreclosed asset losses	4	546	(542)	(99.3%)
Foreclosed asset expense	151	163	(12)	(7.4%)
Assessments	481	543	(62)	(11.4%)
Other	3,207	2,448	759	31.0%

Total other noninterest expense	11,799	10,619	1,180	11.1%

Total noninterest expense	$25,116	$23,509	$1,607	6.8%

Salary and benefit expenses increased $427,000 (3.3%) to $13,317,000 during the three months ended June 30, 2014 compared to the three months ended June 30, 2013. Base salaries increased $500,000 (5.9%) to $9,008,000 during the three months ended June 30, 2014 versus the year-ago period despite a 0.1% decrease in the average number of full time equivalent employees from 727 to 726. The average number of full time equivalent employees decreased primarily due to reductions in staff from the closing of six branches since September 30, 2013 that were partially offset by increases in full time equivalent back office staff and management. The salary expense attributable to the added back office staff and management outweighed the reduction in salary expense attributable to the branch closings. Annual salary merit increases of approximately 2.5% also contributed to the increase in base salary expense. Incentive and commission related salary expenses decreased $94,000 (7.2%) to $1,205,000 during three months ended June 30, 2014 due primarily to decreases in production related incentives tied to reduced residential real estate mortgage loan originations and sales. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $21,000 (0.7%) to $3,104,000 during the three months ended June 30, 2014.

Other noninterest expense increased $1,180,000 (11.1%) to $11,799,000 during the three months ended June 30, 2014 compared to the three months ended June 30, 2013. The increase in other noninterest expense was due primarily a $823,000 (118%) increase in professional fees to $1,518,000, a $196,000 (7.4%) increase in occupancy and equipment expenses to $2,862,000, and a $759,000 (31.0%) increase in other expenses to $3,207,000 that were partially offset by a $542,000 (99.3%) decrease in provision for foreclosed assets, and a $220,000 decrease in provision for losses on unfunded commitments. The increase in professional fees was mainly due to a $536,000 consulting expense related to outside card processing, the benefit of which is expected to be realized over the next several years via increased revenue and lower processing expense, and $245,000 of legal, accounting and consulting expenses related to the proposed merger with North Valley Bancorp (“North Valley”). The increase in other expenses was primarily due to $175,000 of system conversion planning expenses related to the proposed merger with North Valley, and $114,000 of leasehold improvement removal expenses related to two branches closed at the end of the quarter ended March 31, 2014 and one branch closed during the quarter ended June 30, 2014. During the three months ended June 30, 2014, the Company incurred a total of $420,000 of noninterest expense related to the proposed North Valley merger.

On January 21, 2014, the Company and North Valley announced that they entered into an Agreement and Plan of Merger and Reorganization under which North Valley will merge with and into the Company, with the Company as the surviving corporation. North Valley shareholders will receive a fixed exchange ratio of 0.9433 shares of TriCo Bancshares common stock for each share of North Valley common stock. The merger is expected to be completed in the third quarter of 2014, subject to approval of the merger by shareholders of both companies, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned, whether and when shareholders and regulators approve the Company’s proposed merger with North Valley, the Company’s ability to effectively integrate the business of North Valley as anticipate following the merger, as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2013. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release. Shareholders are urged to read the joint proxy statement/prospectus included in the registration statement on Form S-4, which the Company has filed with the SEC in connection the proposed merger because it contains important information about TriCo, North Valley, the merger and related matters, including additional risk and uncertainties

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 39-year history in the banking industry. It operates 41 traditional branch locations and 19 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 66 ATMs and an automated Customer Service Department, available 24 hours a day, seven days a week. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION AND WHERE TO FIND IT

Investors and shareholder are urged to carefully review and consider each of TriCo’s and North Valley’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by TriCo with the SEC may be obtained free of charge at TriCo’s website at www.tricountiesbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TriCo by requesting them in writing to TriCo Bancshares, 63 Constitution Drive, Chico, California 95973; Attention: Investor Relations, or by telephone at

(530) 898-0300. The documents filed by North Valley with the SEC may be obtained free of charge at North Valley’s website at www.novb.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from North Valley by requesting them in writing to North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, Attention: Corporate Secretary, or by telephone at (530) 226-2900.

TriCo has filed a registration statement with the SEC which includes a joint proxy statement of TriCo and North Valley and a prospectus of TriCo, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of North Valley and TriCo are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. A definitive joint proxy statement/prospectus was mailed to the shareholders of each company on or about July 3, 2014 seeking required shareholder approvals. Investors and security holders may obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from TriCo or North Valley by writing to the addresses provided for each company set forth above.

TriCo, North Valley, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from TriCo and North Valley shareholders in favor of the approval of the transaction. Information regarding TriCo’s officers and directors is included in TriCo’s Form 10-K Annual Report for the fiscal year ended December 31, 2013 filed with the SEC and information regarding North Valley’s officers and directors is included in North Valley’s Form 10-K Annual Report for the fiscal year ended December 31, 2013 filed with the SEC. Descriptions of the interests of the directors and executive officers of TriCo and North Valley in the proposed merger are set forth in the proxy statement/prospectus and other relevant documents filed with the SEC.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Statement of Income Data
Interest income	$28,418	$27,159	$27,462	$27,536	$25,756
Interest expense	1,075	1,087	1,123	1,169	1,167
Net interest income	27,343	26,072	26,339	26,367	24,589
Provision for (benefit from) loan losses	1,708	(1,355)	172	(393)	614
Noninterest income:
Service charges and fees	5,519	5,462	5,973	6,662	6,693
Other income	2,358	2,833	1,380	2,465	3,438
Total noninterest income	7,877	8,295	7,353	9,127	10,131
Noninterest expense:
Base salaries net of deferred loan origination costs	9,008	8,866	8,832	8,716	8,508
Incentive compensation expense	1,205	1,123	943	1,166	1,299
Employee benefits and other compensation expense	3,104	3,314	3,449	2,979	3,083
Total salaries and benefits expense	13,317	13,303	13,224	12,861	12,890
Other noninterest expense	11,799	10,014	11,654	10,755	10,619
Total noninterest expense	25,116	23,317	24,878	23,616	23,509
Income before taxes	8,396	12,405	8,642	12,271	10,597
Net income	$4,859	$7,365	$5,236	$7,361	$6,325
Share Data
Basic earnings per share	$0.30	$0.46	$0.33	$0.46	$0.39
Diluted earnings per share	$0.30	$0.45	$0.32	$0.45	$0.39
Book value per common share	$16.17	$15.94	$15.61	$15.27	$14.90
Tangible book value per common share	$15.16	$14.93	$14.59	$14.24	$13.87
Shares outstanding	16,133,414	16,120,297	16,076,662	16,076,662	16,065,469
Weighted average shares	16,128,550	16,096,569	16,076,662	16,073,864	16,027,557
Weighted average diluted shares	16,310,463	16,322,295	16,333,476	16,230,160	16,134,510
Credit Quality
Nonperforming originated loans	$37,164	$44,334	$45,131	$53,261	$52,661
Total nonperforming loans	44,200	51,968	53,216	61,384	61,466
Foreclosed assets, net of allowance	5,785	3,215	6,262	4,140	5,054
Loans charged-off	1,028	766	1,840	985	1,947
Loans recovered	$967	$2,197	$574	$1,119	$1,065
Selected Financial Ratios
Return on average total assets	0.71%	1.08%	0.78%	1.13%	0.98%
Return on average equity	7.45%	11.56%	8.41%	12.08%	10.54%
Average yield on loans	5.70%	5.68%	5.93%	6.14%	5.94%
Average yield on interest-earning assets	4.45%	4.27%	4.39%	4.60%	4.27%
Average rate on interest-bearing liabilities	0.25%	0.25%	0.26%	0.28%	0.28%
Net interest margin (fully tax-equivalent)	4.20%	4.10%	4.21%	4.40%	4.07%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	$69	$203	$255	$140	$129
Discount accretion PCI - other loans	811	984	893	898	732
Discount accretion PNCI loans	624	379	568	1,115	815
All other loan interest income	22,929	22,172	22,754	22,970	22,207
Total loan interest income	$24,433	$23,738	$24,470	$25,123	$23,883

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Balance Sheet Data
Cash and due from banks	$344,383	$502,251	$598,368	$541,150	$592,155
Securities, available for sale	91,514	97,269	104,647	115,215	127,519
Securities, held to maturity	422,502	344,523	240,504	193,262	85,643
Federal Home Loan Bank Stock	11,582	9,163	9,163	9,163	9,163
Loans held for sale	1,671	1,119	2,270	3,247	6,582
Loans:
Commercial loans	137,341	119,418	131,878	133,616	128,410
Consumer loans	377,143	381,786	383,163	389,711	387,217
Real estate mortgage loans	1,167,856	1,126,298	1,107,863	1,091,475	1,097,446
Real estate construction loans	56,246	59,550	49,103	42,249	38,967
Total loans, gross	1,738,586	1,687,052	1,672,007	1,657,051	1,652,040
Allowance for loan losses	(39,968)	(38,322)	(38,245)	(39,340)	(39,599)
Foreclosed assets	5,785	3,215	6,262	4,140	5,054
Premises and equipment	31,880	32,004	31,612	31,246	31,194
Cash value of life insurance	53,106	52,706	52,309	51,919	51,388
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	779	831	883	935	987
Mortgage servicing rights	5,909	6,107	6,165	6,049	5,571
Indemnification (liability) asset	(37)	(220)	206	861	1,441
Accrued interest receivable	7,008	6,690	6,516	6,450	7,339
Other assets	34,262	35,277	35,880	35,239	35,935
Total assets	$2,724,481	2,755,184	2,744,066	2,632,106	2,587,931
Deposits:
Noninterest-bearing demand deposits	720,743	728,492	789,458	656,266	645,461
Interest-bearing demand deposits	547,110	554,296	533,351	524,897	514,088
Savings deposits	854,127	856,811	798,986	811,182	791,978
Time certificates	263,216	271,521	288,688	300,966	315,175
Total deposits	2,385,196	2,411,120	2,410,483	2,293,311	2,266,702
Accrued interest payable	849	865	938	937	944
Reserve for unfunded commitments	2,045	2,230	2,415	2,875	3,210
Other liabilities	28,135	36,035	31,711	33,667	29,936
Other borrowings	6,075	6,719	6,335	14,626	6,575
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,463,538	2,498,207	2,493,120	2,386,654	2,348,605
Total shareholders’ equity	260,943	256,977	250,946	245,452	239,326
Accumulated other comprehensive gain	2,188	1,802	1,857	132	49
Average loans	1,714,061	1,671,231	1,649,692	1,635,506	1,608,511
Average interest-earning assets	2,559,296	2,552,912	2,511,318	2,405,194	2,422,818
Average total assets	2,737,634	2,737,764	2,693,231	2,603,243	2,584,734
Average deposits	2,395,146	2,399,918	2,357,230	2,274,042	2,259,471
Average total equity	$260,817	$254,885	$249,020	$243,776	$239,985
Total risk based capital ratio	14.6%	14.8%	14.8%	14.9%	14.7%
Tier 1 capital ratio	13.4%	13.6%	13.5%	13.6%	13.5%
Tier 1 leverage ratio	10.4%	10.2%	10.2%	10.4%	10.2%
Tangible capital ratio	9.0%	8.8%	8.6%	8.8%	8.7%